Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Fifth Street Asset Management Inc. of our report dated September 5, 2014, except for Note 4, as to which the date is October 28, 2014, relating to the statement of financial condition of Fifth Street Asset Management Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York
October 28, 2014